As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mind Medicine (MindMed) Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1582538
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One World Trade Center

Suite 8500

New York, New York 10007

(212) 220-6633

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Sullivan

Chief Legal Officer

Mind Medicine (MindMed) Inc.

One World Trade Center

Suite 8500

New York, New York 10007

(212) 220-6633

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams	Trevor Scott
Hogan Lovells US LLP	Osler, Hoskin & Harcourt LLP
1735 Market Street	Suite 3000, Bentall Four
Suite 2300	1055 Dunsmuir Street
Philadelphia, Pennsylvania 19103	Vancouver, British Columbia, Canada V7X 1K8
(267) 675 4600	(778) 785-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-264648)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Mind Medicine (MindMed) Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-264648) (the “Prior Registration Statement”), which the Registrant filed with the Commission on May 4, 2022, and which the Commission declared effective on May 16, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed aggregate offering price of $19,814,458. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description of document

5.1	Opinion of Osler, Hoskin & Harcourt LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 7, 2024.

Mind Medicine (MindMed) Inc.

By:	/s/ Robert Barrow
Robert Barrow
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert Barrow	Chief Executive Officer and Director	March 7, 2024
Robert Barrow	(Principal Executive Officer)

/s/ Schond L. Greenway	Chief Financial Officer	March 7, 2024
Schond L. Greenway	(Principal Financial Officer)

/s/ Carrie F. Liao	Chief Accounting Officer	March 7, 2024
Carrie F. Liao	((Principal Accounting Officer)

/s/ Suzanne Bruhn	Director	March 7, 2024
Suzanne Bruhn

/s/ David Gryska	Director	March 7, 2024
David Gryska

/s/ Roger Crystal	Director	March 7, 2024
Roger Crystal

/s/ Andreas Krebs	Director	March 7, 2024
Andreas Krebs

/s/ Carol Vallone	Director	March 7, 2024
Carol Vallone